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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITOR


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 15, 1995, except for the first paragraph of Note 7, as to which the date is May 31, 1995, with respect to the financial statements of SafeWaste Corporation incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-07977) and related Prospectus of Isolyser Company, Inc. for the registration of shares of its common stock.



                                                 /s/ ERNST & YOUNG LLP
                                                ------------------------------
                                                 ERNST & YOUNG LLP


July 26, 1996
Charlotte, North Carolina